Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated June 22, 2026, is entered into by and between LIQUIDITY SERVICES, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated February 10, 2022, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.
Section 2.1(a) of the Credit Agreement is hereby amended and restated to read as follows:

(a) Line of Credit. Subject to the terms and conditions of this Agreement, including any reduction or termination of the Commitment pursuant to Section 2.1(d), Bank hereby agrees to make advances to Borrower from time to time up to and including March 31, 2028, not to exceed at any time the aggregate principal amount of Thirty-Five Million Dollars ($35,000,000.00) (the “Line of Credit”), the proceeds of which shall be used for general corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of the date hereof, as modified from time to time (the “Line of Credit Note”).

2.
The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank’s satisfaction.

(a) Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank’s counsel.

(b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)
This Amendment.
(ii)
Fourth Modification to Promissory Note.
(iii)
Guarantors' Consent and Reaffirmation (attached hereto).
(iv)
Such other documents as Bank may require under any other Section of this Amendment.

(c) Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

3.
Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4.
Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment and as of the date of Borrower’s execution of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

5.
Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth above.

BORROWER:	BANK:

LIQUIDITY SERVICES, INC. By: /s/ Mark A. Shaffer Mark A. Shaffer Chief Legal Officer	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Carol Seitz Carol Seitz Executive Director

GUARANTORS' CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of all indebtedness of Borrower to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its respective guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective guaranty; and (iv) reaffirms that its obligations under its respective guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein.

GUARANTORS:

SIERRA AUCTION MANAGEMENT, INC. By: /s/ Mark A. Shaffer Mark A. Shaffer Secretary	LIQUIDITY SERVICES OPERATIONS, LLC By: /s/ Mark A. Shaffer Mark A. Shaffer Chief Legal Officer
MACHINIO CORP. By: /s/ Mark A. Shaffer Mark A. Shaffer Chief Legal Officer
BID4ASSETS, INC. By: /s/ Mark A. Shaffer Mark A. Shaffer Chief Legal Officer